Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street, 9h Floor
Newark, NJ 07102-4077


									December 28, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Dryden Index Series Fund
		File Nos. 811-06677 and 33-48066

	On behalf of the Dryden Index Series Fund enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7482.



								Very truly yours,
      /s/ Peter Parrella
      Peter Parrella
      Assistant Treasurer